UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2022

PORTER HOLDING INTERNATIONAL, INC.

(Exact name of Company as specified in its charter)

Nevada	333-196336	42-1777496
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

36th Floor, Shenzhen Development Center, #2010, Renmin South Road

Luohu District, Shenzhen, Guangdong, China, 518001

(Address of principal executive offices) (Zip Code)

86 - 755-22230666

Company’s telephone number, including area code

(Former name or former address, if changed since last report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 4.01         CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Former Independent Registered Public Accounting Firm

On February 28, 2022, the board of directors of Porter Holding International, Inc. (the “Company”) decided to dismiss Friedman LLP (“Friedman”) as its independent registered public accounting firm, effective immediately.

Friedman was engaged as the Company’s independent registered public accounting firm on March 4, 2019. The audit reports of Friedman on the Company's financial statements as of and for the years ended December 31, 2020 and 2019 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit reports included an explanatory paragraph that described factors that raised substantial doubt about the Company’s ability to continue as a going concern.

During Friedman’s term of audit engagement from March 4, 2019 to February 28, 2022 the Company had no “disagreements” (as described in Item 304(a)(1)(iv) of Regulation S-K) with Friedman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Friedman, would have caused it to make reference to the subject matter of such disagreements in its audit reports.

During the Company’s two most recent fiscal years, and for the subsequent interim period through February 28, 2022, there was one “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K, relating to disclosure of material weaknesses in the Company’s internal control over financial reporting. As previously reported, the management of the Company identified following material weaknesses as of December 31, 2020:

(1) the Company did not hold any formal board meetings or shareholders meetings during the last fiscal year;

(2) the Company does not have an audit committee;

(3) the Company does not have sufficient and skilled in-house accounting personnel with an appropriate level of technical accounting knowledge and experience in the application of accounting principles generally accepted in the United States commensurate with its financial reporting requirements;

(4) the Company does not have appropriate policies and procedures in place to evaluate the proper accounting and disclosures of key documents and agreements of revenue process;

(5) the Company has not maintained sufficient internal controls over cash related controls, including failure to segregate cash handling and accounting functions and did not require dual signature on the Company’s bank accounts. Alternatively, the effects of poor cash controls were mitigated by the fact that it had limited transactions in its bank accounts; and

(6) the Company retains copies of all financial data and material agreements; however there is no formal procedure or evidence of normal backup of its data or off-site storage of data in the event of theft, misplacement, or loss due to unmitigated factors. The Company did not implement appropriate information technology controls.

In accordance with Item 304(a)(3) of Regulation S-K, the Company furnished Friedman with a copy of this Current Report on Form 8-K on March 2, 2022, providing Friedman with the opportunity to furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission (“SEC”) stating whether it agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K and if not, stating the respects in which it does not agree. Attached as Exhibit 16.1 is a copy of Friedman’s letter addressed to the SEC relating to the statements made by the Company in this report.

New Independent Registered Public Accounting Firm

On February 28, 2022, in connection with the dismissal of Friedman, upon the approval of its board of directors, the Company engaged YCM CPA INC. (“YCM”) as its new independent registered public accounting firm to audit and review the Company’s financial statements, effective immediately.

During the Company’s two most recent fiscal years ended December 31, 2021, and for the subsequent interim period through February 28, 2022, neither the Company nor anyone on its behalf consulted YCM regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or on the type of audit opinion that might be rendered on the consolidated financial statements of the Company, and neither a written report nor oral advice was provided to the Company that YCM concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

Exhibit No.	Description

16.1	Letter from Friedman LLP, dated March 2, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTER HOLDING INTERNATIONAL, INC.

Dated: March 2, 2022	By:	/s/ Zonghua Chen
Zonghua Chen Chief Executive Officer and Chief Financial Officer